PROVINCE OF BRITISH COLUMBIA

FORM 19

(Section 348)

COMPANY ACT

SPECIAL RESOLUTION

Certificate of
Incorporation No. 518138

The following special resolution was passed by the company referred to below on the date stated:

Name of Company: IMMUNE NETWORK LTD.

Date resolution passed: June 27, 2002

Resolution:

"BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(a) The authorized capital of the Company be reduced by cancelling the Twenty Million unissued Class "A" convertible preferred shares with a par value of $1.00 each;

(b) The Memorandum of the Company be altered accordingly;

(c) The Articles of the Company be altered by deleting therefrom Article 27.2, being the Special Rights and Restrictions attaching to the Class "A" convertible preferred shares so cancelled; and

(d) This special resolution may be revoked by the directors of the Company in their discretion by resolution without further approval, ratification or confirmation by the Members at any time and in such case, the directors of the Company are hereby authorized to abandon the above described alterations to the Memorandum and Articles of the Company without further approval, ratification or confirmation by the Members of the Company, and in such case, the special resolution approving and adopting the above described alterations to the Memorandum and Articles of the Company shall be deemed to have been rescinded."

"BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(a) The Two Hundred Million (200,000,000) authorized Common shares without par value in the capital of the Company, of which 198,107,774 are issued and fully paid, be consolidated into Twenty Million (20,000,000) common shares without par value, of which 19,810,777.4 are issued, every ten (10) common shares before consolidation being consolidated into one (1) common share;

(b) The Memorandum of the Company be altered accordingly;

(c) Any fractional shares that may result from the consolidation be cancelled without the payment of any consideration for any such cancelled fractional shares; and

(d) This special resolution may be revoked by the directors of the Company in their discretion by resolution without further approval, ratification or confirmation by the Members at any time and in such case, the directors of the Company are hereby authorized to abandon the above described alterations to the Memorandum of the Company without further approval, ratification or confirmation by the Members of the Company, and in such case, the special resolution approving and adopting the above described alterations to the Memorandum of the Company shall be deemed to have been rescinded."

"BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

(a) After giving effect to such consolidation, the authorized capital of the Company be altered by:

(i) increasing the number of Common shares without par value from Twenty Million (20,000,000) to Two Hundred Million (200,000,000) Common shares without par value, and

(ii) creating Twenty Million (20,000,000) Preference shares without par value;

(b) Paragraph 2 of the Memorandum of the Company be altered to read as follows:

"2. The authorized capital of the Company consists of Two Hundred and Twenty Million (220,000,000) shares, divided into Two Hundred Million (200,000,000) Common shares without par value and Twenty Million (20,000,000) Preference shares without par value. The said Common and Preference shares shall have attached thereto the Special Rights and Restrictions as set forth in the Articles of the Company."

(c) The Articles of the Company be altered by adding as new Article 27.2 the following Special Rights and Restrictions attaching to the Preference shares:

"27.2 The Preference shares of the Company shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

(a) The Company may issue Preference shares in one or more series;

(b) The directors may by resolution alter the Memorandum of the Company to set the number of shares in, and to determine the designation of the shares of, each series of Preference shares; and

(c) The directors may by resolution alter the Memorandum of the Company or these Articles or both to create, define and attach special rights and restrictions to the shares of each such series."; and

(d) This special resolution may be revoked by the directors of the Company in their discretion by resolution without further approval, ratification or confirmation by the Members at any time and in such case, the directors of the Company are hereby authorized to abandon the above described alterations to the Memorandum and Articles of the Company without further approval, ratification or confirmation by the Members of the Company, and in such case, the special resolution approving and adopting the above described alterations to the Memorandum and Articles of the Company shall be deemed to have been rescinded."

Certified a true copy the 27th day of June, 2002.

/s/ Mark Glusing
Signature
Relationship to Company:  Director and Secretary

ALTERED MEMORANDUM

(as altered by Special Resolution as of June 27, 2002)

1. The name of the Company is IMMUNE NETWORK LTD.

2. The authorized capital of the Company consists of Two Hundred and Twenty Million (220,000,000) shares, divided into Two Hundred Million (200,000,000) Common shares without par value and Twenty Million (20,000,000) Preference shares without par value. The said Common and Preference shares shall have attached thereto the Special Rights and Restrictions as set forth in the Articles of the Company.